EXHIBIT 19(a)

                   Fleetwood Credit Receivables Corp.
                  FLEETWOOD CREDIT 1996-B GRANTOR TRUST

                         Servicer's Certificate
                     For the Month of December, 1996



Principal and Interest Collections

  Beginning Pool Balance                                (1) $   194,734,880.57

  Beginning Pool Factor [(1)/$ 205,480,433.58]          (2)          0.9477052

  Principal Collected                                   (3) $     3,091,903.21

  Interest Collected                                    (4) $     1,563,658.08

   Less: Accrued Interest Prior to Cut Off Date         (5)         962,692.73

   Less: Additional Purchased Accrued Interest          (5a)              0.00

   Plus:  Purchased Accrued Interest -
           End of Collection Period                     (6)         963,342.35

  Net decrease/(increase) in Purchased
  Accrued Interest [(5)+(5a)-(6)]                       (7) $          -649.62

   Plus: "Non-Reimbursable Interest Payment"            (8)          10,902.02

            Total Interest Received
            [(4)-(5)-(5a)+(6)+(8)]                      (9) $     1,575,209.72

  Additional Deposits
      (i)   Repurchase Amounts                         (10)               0.00
      (ii)  Liquidation Proceeds                       (11)          23,352.00
      (iii) Yield Supplement Deposit Amount            (12)               0.00

  Total Additional Deposits  [(10)+(11)+(12)]          (13) $        23,352.00

  Total Available Funds [(3)+(9)+(13)]                 (14) $     4,690,464.93

  Defaulted Receivable Principal Balance [(A1)]        (15) $        43,157.50

  Ending Pool Balance [(1)-(3)-(15)]                   (16) $   191,599,819.86

  Ending Pool Factor [(16)/$ 205,480,433.58]           (17)          0.9324480

                        Fleetwood Credit Receivables Corp.
                       FLEETWOOD CREDIT 1996-B GRANTOR TRUST

                             Servicer's Certificate
                          For the Month of December, 1996

 Distributions:
                                             Class A       Class B
Total
Class Percentage                               96.5%          3.5%
100%
Pool Factor (Ending Pool Balance)          0.9324480     0.9324480
0.9324480
Class Coupon                                   6.90%         7.10%

December Beginning Pool Balance [(1)]    $187,919,159.75  $6,815,720.82
$194,734,880.57

December Ending Pool Balance [(16)]      $184,893,826.16  $6,705,993.70
$191,599,819.86

Collected Principal [(3)]                  $2,983,686.60    $108,216.61
$3,091,903.21

Collected Interest [(9)]                   $1,520,077.38     $55,132.34
$1,575,209.72

Other Collected Interest  [(9a)]                   $0.00          $0.00
$0.00

Additional Deposits [(10)+(11)]               $22,534.68        $817.32
$23,352.00

Servicing Fee [(1.0%/12)x(1)]               ($156,599.30)    ($5,679.77)
($162,279.07)
Total Available Funds                       $4,369,699.36    $158,486.50
$4,528,185.86


Payments to Certificateholders:

Principal Distributable Amount[(1)-(16)]    $3,025,333.59    $109,727.12
$3,135,060.71

Interest Distributable Amount               $1,080,535.17     $40,326.35
$1,120,861.52
     [(1)x(coupon/12)]
  Total Payments to Certificateholders      $4,105,868.76    $150,053.47
$4,255,922.23

Reserve Fund payment                                $0.00          $0.00
$0.00

Amount due Class B but paid to
  Class A (subordination)                           $0.00

Class A Interest Carryover Shortfall                $0.00

Class A Principal Carryover Shortfall               $0.00

Class B Interest Carryover Shortfall                               $0.00

Class B Principal Carryover Shortfall                              $0.00

Amounts Remaining in the Certificate
   Account to be paid to the Seller           $263,830.60      $8,433.03
$272,263.63

Memo:
   Principal Difference                       ($19,112.31)      ($693.19)
($19,805.50)
   Interest Difference                         $282,942.91      $9,126.22
$292,069.13
   Total                                       $263,830.60      $8,433.03
$272,263.63


                   Fleetwood Credit Receivables Corp.
                  FLEETWOOD CREDIT 1996-B GRANTOR TRUST

                         Servicer's Certificate
                     For the Month of December, 1996

Determination of the Servicer Letter of Credit Amount

     Number of Contracts - End of Month                   (45)               N/A

     Original number of contracts                         (46)               N/A

     Percent of Original Contracts remaining
          [((45)/(46))x100]                               (47)               N/A

     Original Servicer Letter of Credit Amount            (48)        $      N/A

     Revised Servicer Letter of Credit Amount
          [Lessor of [(48)x(47) or the Beginning
          Pool Balance (1)]                               (49)        $      N/A

     Prior Month Servicer Letter of Credit Amount
          [Previous Month (49)]                           (50)        $      N/A

     Servicer Letter of Credit Fee                        (51)        $      N/A

Yield Supplement Amount

     Receivables with coupon rates below 7.90%
          Principal Outstanding                           (52)        $      N/A

          Number of receivables                           (53)               N/A

          Interest on the Receivables at their APR        (54)        $      N/A

          Interest due on the Receivables at the
              Pass-Through Rate                           (55)        $      N/A

          Yield Supplement Amount [(54)-(55)]             (56)        $      N/A

Defaulted Receivables

     Amount of principal and accrued interest due from
          Obligors on Defaulted Receivables
               Principal                                  (A1)$     43,157.50
               Interest                                   (A2)         415.71
               Expense                                    (A3)         624.00

                       Total                              (A) $     44,197.21

          Less:   Liquidation Proceeds                    (B) $     23,352.00

     Realized Loss  [(A1)+(A2)-(B)]                       (C) $     20,221.21

     Cumulative Losses  (Including Expenses)              (D) $     42,818.04

     Cumulative Loss Percentage  [(D)/$205,480,433.58]                   0.02%
          (Less than 1.5% ?)

                          Fleetwood Credit Receivables Corp.
                        FLEETWOOD CREDIT 1996-B GRANTOR TRUST
                               Servicer's Certificate
                          For the Month of December, 1996

Reconciliation of Reserve Fund


    Beginning Reserve Fund Balance                        (57) $    3,914,654.59

        Plus:  Excess Amounts from Seller                (57a)        272,263.63
        Plus:  Investment Earnings                       (57b)         18,703.35
        Less:  Reserve Fund Payments                      (58)              0.00
                    Subtotal Reserve Fund                      $    4,205,621.57
        Plus:  Beginning Negative Carry Balance          (58a)              0.00
        Plus:   Negative Carry Investment Earnings       (58b)              0.00
        Less:  Payment from Negative Carry               (58c)              0.00

        Ending Negative Carry Balance                    (58d)              0.00

    Reserve Fund Prior to Payments to Seller              (59) $    4,205,621.57

    Required Reserve Fund Balance:
        (Lesser of 1 or 2)

    (1) Greater of:  $4,109,609 or 2.00% of the Ending Pool Balance
        (Class A and Class B Certificate Balances), but not greater than the Ending Pool Balance (unless the Cumulative Loss
         Percentage exceeds 1.5%), or (2);

    (2) (18% - Subordination Fraction) x the Ending Pool Balance              NA

    Required Amount                                       (60) $    4,109,609.00

    Amount of Excess Reserve released  [(59)-(60)]        (61) $       96,012.57
        (No Release to be made during Pre-funding period)


    Ending Reserve Fund Balance to be invested(including   (62) $   4,109,609.00
         Negative Carry Balance)


    Reserve Fund Balance as a Percent
            of the Ending Pool Balance                     (63)            2.14%

    Interest Income on Reserve Fund for December, 1996
          from The Chase Manhattan Bank                    (64) $      18,703.35

    Interest Income on Negative Carry Balance for          (65) $           0.00
          December, 1996 from The Chase Manhattan Bank

                            Fleetwood Credit Receivables Corp.
                          FLEETWOOD CREDIT 1996-B GRANTOR TRUST
                                  Servicer's Certificate
                              For the Month of December, 1996


Reconciliation of Net Payment to the Trustee

Available Funds                                                 $   4,690,464.93
   Servicing Fees                                                  ($162,279.07)
Total Available Funds                                           $   4,528,185.86

Total payments to Class A                                       $   4,105,868.76
Total payments to Class B                                       $     150,053.47

Reserve Fund:
    Excess from Seller [(57a)]                                  $     272,263.63
    Reserve Fund Payments [(58)]                                $         (0.00)
Gross payment to the Trustee                                    $   4,528,185.86

Amounts Held by Trustee:
    Less: Amount released from Reserve Fund
          in excess of $4,109,609 (Net of Reserve Fund payment) $      96,012.57

    Less:  Balance of Prefunded Account payable
                 to Certificateholders                                       N/A

           Less:  Amount paid from Negative Carry
                         Balance [(58c)]                                     N/A
           Less:  Amount paid from Pre-Funded
                         Amount Earnings [(72)]                              N/A
           Total Other Collected Interest      (9a)                          N/A

Total Amount Held by Trustee                                     $     96,012.57

Net payment to the Trustee                                       $  4,432,173.29


Reconciliation of Pre-Funding Account

Beginning Pre-Funded Amount                    (70)                          N/A
        [Prior Month (74)]

    Less:  Amount applied to the purchase of
                 Subsequent Receivables        (71)                          N/A
    Plus:  Earnings on Pre-Funded Amount       (72)                          N/A
    Less:  Payment of Earnings                 (73)                          N/A

Ending Pre-Funding Amount                      (74)                          N/A

Account Activity
       Number of Accounts - Beginning of Month                             8,283
            Less:  Account Paid Off / Repurchased                             77

            Plus:  Accounts in Collateral Addition                             0

      Number of Accounts - End of Month                                    8,206

Non-Accrual Accounts - End of Month
      Number of Non-Accrual Accounts                                           2

      Aggregate Principal Balance Outstanding                         $51,552.12

                       Fleetwood Credit Receivables Corp.
                     FLEETWOOD CREDIT 1996-B GRANTOR TRUST
                             Servicer's Certificate
                        For the Month of December, 1996

Delinquent Accounts
   Period of Delinquency        Units       Amount   Percent of Pool
   30 - 59 days                    12  $255,918.62            0.133%
   60 - 89 days                     3    47,052.70            0.025%
   90 days or more                  1     3,322.82            0.002%
        Total                      16  $306,294.14            0.160% (A)

   Repossession Inventory           2  $ 51,552.12             0.03% (B)

Delinquency Percentage
                                                            Quarter
                                  NOV      DEC      JAN      Total (Avg)
   90 days or more  (000)       $ 42.3    $ 3.3    $ N/A     $ N/A

   Repossession Inventory (000) $ 65.9    $51.6    $ N/A     $ N/A

   Total                        $108.2    $54.9    $ N/A     $ N/A (A)

   Ending Pool Balance (mils)   $194.7    $191.6   $ N/A     $ N/A (B)

   Delinquency Percentage (A)/(B)                              N/A

Realized Loss Analysis
                                                            Quarter
                                  NOV      DEC      JAN      Total
Realized Losses/(Recoveries)(X)
 [(A1+(A2)-(B)]  (000)          $ 21.8    $ 20.2   $ N/A     $ N/A (Sum)

Beginning Pool Balance(mils)(Y) $197.8    $194.7   $ N/A     $ N/A (Avg)

Realized Loss Percentage
 (Less than 1.5%?)  [((X)/(Y))*4]                              N/A

Realized Losses Since Inception                              $  41,994.04
  (less than $3,082,207 ?)
Change in Realized Losses                                    $  20,221.21

Proceeds from Insurance and Dealer Repurchases

   Proceeds received during the month from
        physical damage insurance                                 $0.00

   Proceeds received during the month from Dealer
        repurchase obligations relating to Defaulted Receivables  $0.00